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                                                                   Exhibit 10.32

                            Translation from Russian
                                                                   Registered by
                                               Administration of Vanino district
                                                         of Khabarovsk territory



                                   Agreement
                           on lease of timber tracts

Kenada Settlement                                                 March 10, 1998

     1. Parties to the Agreement

     The owner of the timber tracts in Vysokogorny leskhoz, represented by its Director A.D. Permyakov, acting on the basis of Protocol No. 25 of the meeting of the Territorial Commission on forest usage, dated November 5, 1997, hereinafter referred to as "Lessor", on the one hand, and JSC "Forest-Starma", represented by its General Director V.A. Limarenko, acting on the basis of the charter, hereinafter referred to as the "Lessee", on the other hand, have entered into this Agreement on the lease of forest tracts.

     2. Subject of the lease, usage types and volumes

     2.1. The following timber tracts shall be subject to leasing:

     -III grade forests in Vysokogorny leskhoz tracts Nos.: 317-453, 459-472, 479-492, 501-505, 512-516, 526-530, 539-542, 544-547, 549-552, 554-557,
559-561, in Verkhne-Tumninsky leskhoz; Nos. 11-13, 18, 19, 25-28, 33-35, 43-46,
50, 57-61, 66-68, 76-83, 87-90, 94, 97-100, 102-105, 108-116, 118-123, 126,
133-136 in Kenadsky Leskhoz; total 220,6 thousand hectares with production capacity of 14,022 thousand cubic meters.

     2.2. The timber tracts shall be assigned to the Lessee for the following types of activities - timber harvesting.

     2.3. Annual volume of timber harvesting shall be 240 thousand cubic meters in III grade forests.

     2.4. The harvesting volume may be changed, if necessary, upon mutual agreement between the Lessor and the Lessee.

     3. Term of lease

     The term of this lease agreement shall be 49 years, starting January 1, 1998 until January 1, 2047.

     4. Specific obligations of the Lessee.

     4.1. To implement fire safety measures on the territory of the leased forest and adjourning tracts.

     4.2. Specific obligations of the Lessee shall be determined in accordance with annually executed agreements on forest regeneration and fire safety measures (see Appendix to this Agreement).
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     5. Rights and obligations of the Lessor (leskhoz).

     5.1. The Lessor shall have the right:

     5.1.1. To suggest changes to the provisions of this Agreement.

     5.1.2. To lease or transfer under other conditions same timber tracts with multiple timber resources simultaneously to different users in order to promote multi-purpose timber harvesting under the condition that such arrangement does not violate rights and responsibilities set forth in this Agreement.

     5.1.3. To implement control over the condition of the forest and protective measures employed, to enforce compliance with the timber legislation, norms and procedures in force.

     5.1.4. To implement all kinds of timber harvesting, including cleaning and sanitary felling, on the leased tracts, in the event the Lessee is not able to do so.

     5.1.5. To submit indemnification claims to the Lessee with regard to violation of cutting rules and damages to the forest as a result of the Lessee's commercial activities.

     5.1.6. To obtain from the Lessee information, reference and other materials with respect to use, regeneration and protection of forest.

     5.1.7. To suspend or limit work under the following conditions:

     - violation by the Lessee of the conditions provided for in the license and the agreement on lease of timber tracts;
     - use by the Lessee of the subject of lease without approved, according to the set procedure, plans on timber harvesting;
     -   nonpayment of fees for timber tract use within the set time limits.

     5.1.8. To stop, upon approval from local authorities, timber harvesting effected by the Lessee in the event that such actions are in violation of the timber legislation and other legislation in force and this Agreement until such violation shall be eliminated.

     5.1.9. To withdraw for governmental use, in cases provided for in legislation, certain leased timber tracts with mandatory compensation for monetary damages, as agreed upon by the Lessee.

     5.1.10. To draft the Lessee, in accordance with the resolution of the local administration, to assist in forest fires.

     5.1.11. To demand termination of this Agreement and indemnification of damages in the event the Lessee fails to fulfill its obligations under this Agreement.

     5.2. The Lessor shall:

     5.2.1. Implement control over the Lessee's forest usage and regeneration activities on the leased territory.


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     5.2.2.    Keep a forest cadastre, report timber tracts dynamics and make changes to it on a timely manner.

     5.2.3.    Oversee forest management and inventory.

     5.2.4. Provide the Lessee with materials, necessary for appropriate use of timber resources, on a temporary basis.

     5.2.5. Provide the Lessee with necessary materials on forest management at the Lessee's expense.

     5.2.6. Conduct annual marking out and appraisal of coupes, provide the Lessee with logging tickets and other permits.

     5.2.7.    Examine logging sites.

     5.2.8. Provide specialized forest pathology control on leased tracts and draft plans on pest and forest decease control.

     5.2.9.    Provide aerial forest control.

     5.2.10. Finance forest management and regeneration measures in a timely manner upon completion of such measures by the Lessee and acceptance of such work by the Lessor.

     5.2.11. Advance money for forest management and regeneration measures in the amount up to 30% of expenses allocated for this work.

     5.2.12. Coordinate with the Lessee location of commercial buildings, storage facilities, forest roads, parking, measures on territorial improvement necessary for timber harvesting.

     5.2.13. Assist the Lessee with choosing forest regeneration methods, timber species, provide the Lessee with planting material on a contractual basis.

     5.2.14. Lease timber equipment for timber harvesting and regeneration to Lessee, if necessary.

     5.2.15. Reimburse the costs of putting out forest fires to the Lessee which occurred through no fault of the Lessee.

     5.2.16. Indemnify the Lessee for losses it sustained as a result of an unlawful suspension of his activities by the Lessor upon a court decision.

     6.   Rights and obligations of the Lessee

     6.1.   The Lessee shall have the right:

     6.1.1. To effect timber harvesting on the territory of the allocated timber tracts on conditions provided for in this Agreement and legislation in force.

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     6.1.2.    To build road in accordance with set procedures, temporary commercial and lodging facilities and buildings on the leased territory necessary for effective timber harvesting in accordance with the agreement with the Lessor.

     6.1.3. To independently choose the method for its commercial activities with regard to the timber resources, handle harvested timber and profits received from leasing timber tracts.

     6.1.4.    To suggest changes to the terms and conditions of this Agreement.

     6.1.5. To effect principal and intermediate logging of timber on the leased tracts.

     6.1.6. To determine fees and receive expense reimbursement for buildings, roads and other facilities constructed by the Lessee, in the event such facilities are used for other purposes, excluding use of such facilities for the purposes of the Lessor.

     6.1.7. To participate in examinations of the leased forest tracts to assess its condition, compliance with the timber legislation, forest usage norms and terms of this Agreement.

     6.1.8. To use the Lessor's materials on condition, usage and protection of the leased timber tracts.

     6.1.9. To exercise preferential right with regard to assignment of limits on [illegible].

     6.1.10. To use equipment and machinery unless their use is prohibited by applicable documents.

     6.1.11. To demand termination of this Agreement and compensation of damages in the event the Lessee violates the terms and conditions of this Agreement.

     6.1.12. To protect its interests by means of arbitration or court proceedings in the event such interests are infringed upon.

     6.2. The Lessee shall:

     6.2.1. Use the lease timber tracts in accordance with legislation in force, rules on timber harvesting, resolutions of local administration and terms of this Agreement.

     6.2.2. To ensure the inexhaustible and efficient use of forest resources, their regeneration and preservation of ecological habitat of the forest.

     6.2.3. Use methods that would prevent soil erosion, negative effects on reservoirs and other natural sites.

     6.2.4. Follow fire safety rules and effect fire prevention measures, help in putting them out and assist in putting out massive forest fires on the territory upon applicable decisions of the local administration.

     6.2.5. Implement forest usage and regeneration measures, as well as other conditions, in accordance with annually executed agreements with the Lessor.

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     6.2.6.    Conduct regeneration measures at its own expense in excess of the volumes provided for in this Agreement in the areas where the undergrowth was destroyed as a result of commercial activity.

     6.2.7. Take care of the regrown forest until it can be classified as forest-covered area.

     6.2.8. Refrain from undercutting forest (unfinished coupes) and leaving harvested timber in the forest upon expiration of harvesting and removal terms.

     6.2.9.    Clear logging sites from pulp.

     6.2.10. Restore, at its own expense, timber tracts damaged as a result of its commercial activity on the conditions suitable for their future use as provided in permits.

     6.2.11. Turn in timber tracts to the owner upon the completing of logging.

     6.2.12. Provide the Lessor with information necessary for inventory of the timber resources and calculation of lease payments, as well as other information on timber tracts' usage.

     6.2.13. Make payments for the use of timber tracts in a timely manner and in accordance with set procedures.

     6.2.14. Implement the Lessor's recommendations with regard to detected violations in accordance with the timber legislation within a determined time frame.

     6.2.15.   Have a 5-year operations plan and an ecological passport.

     6.2.16. Submit for acceptance by the Lessor completed facilities and logging sites.

     6.2.17.   Assist with forest management and inventory.

     6.2.18. Create and sustain in working order borders, rides between quadrants, survey lines, forest management marks.

     6.2.19.   Participate in local ecological programs.

     6.2.20. Comply with other requirements set forth in forest management rules and regulations.

     7.   Payment for timber resources.

     7.1. Lease payments shall be set annually on the basis of the allowed cutting volumes.

     7.2. Terms and procedure of making lease payments: 02.15. - 15%; 03.15. - 10%; 04.15. - 10%; 06.15. - 10%; 07.15. - 10%; 09.15. - 15%; 11.15. - 15%,
12.15. - 15%.

     7.3. Forest dues shall be paid by the Lessee upon receipt of timber-cutting tickets (permits) indicating specific volumes and types of usage.


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     7.4.  Any preferential payments for use of timber resources shall be determined in accordance with Resolution No. 1199, dated September 19, 1997, "On minimum payments for logging timber".

     8.    Responsibilities of the parties

     8.1. The Lessor shall be responsible for violation of timber legislation, requirement on use of forest resources in accordance with the legislation of the Russian Federation and legal regulations within the jurisdiction of local authorities.

     8.2. In the event of late response to forest fires, the Lessee shall compensate damages in accordance with forest and environmental legislation in force.

     8.3. In the event the Lessee fails to perform regeneration procedures during current calendar year, the incomplete amount of work shall be transferred onto the next year along with proportional reduction in allocated forest tracts.

     8.4. Upon termination of this Agreement, the guilty party shall pay penalty in the amount of 10% of yearly lease payments.

     8.5. In the event of repeated non-fulfillment of obligations under this Agreement (during two consecutive years), if termination is not discussed, the guilty party shall pay penalty in the amount of 10% of annual lease payments.

     8.6. In the event of late payments for timber resources and financing of forest usage works, the guilty party shall pay penalties in the amount of 0,7% of such amounts for each day of delay.

     8.7. Any disputes arising with regard to this Agreement shall be resolved in court or through arbitration.

     9.    General provisions

     9.1. Upon mutual agreement, the parties can make amendments and changes to this Agreement.

     9.2. With regard to issues not provided for in this Agreement, the parties shall be governed by legislation in force.

     9.3. The provisions of this Agreement shall be subject to change in compliance with changes in timber legislation.

     9.4. The parties shall discuss fulfillment of the terms of this Agreement on an annual basis.

     9.5. This Agreement shall become effective as of the date of issuance of an applicable license.

     9.6. The Lessor shall, within a 2-month period after the effective date of this Agreement, transfer leased forest tracts and all necessary documentation to the Lessee.


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     9.7. This Agreement is drafted in three copies, one of which shall be distributed to the Lessee, one shall be forwarded to the local administration, and one shall be kept at the leskhoz.

     10. Legal addresses of the parties

     10.1. Lessor:         Vysokogorny leskhoz
           Address:        Kenada Settlement
                           Vanino District
                           Khabarovsk Territory 682810

     Banking requisites:   account No. 40503810700000000008
                           in Vanino branch of Dalkombank
                           BIK 040816747, INN 2709003728

     10.2. Lessee:         JSC "Forest-Starma"
                           Alleya Truda, 1
                           Komsomolsk-on-Amur
                           Khabarovsk Territory
                           Russian Federation 681000
                           Tel: 4-72-61
     Banking requisites:   Account No. 40702810608030000405
                           in Regiobank at Komsomolsk-on-Amur branch
                           BIK 040825721

     General Director                        Director
     JSC "Forest-Starma"                     Vysokogorny leskhoz

     /s/ V.A. Limarenko                      /s/ A.D. Permyakov

         V.A. Limarenko                          A.D. Permyakov
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THE PIONEER GROUP, INC.

60 State Street
Boston, MA 02109-1820
617-742-7825


[PIONEER LOGO]



     The undersigned hereby certifies that the translation of Agreement on Lease of Timber Tracts dated as of March 10, 1998 by and between Vysokogorny Leskhoz and Closed Joint-Stock Company "Forest-Starma" to which this certification is attached is a fair and accurate translation of the original document executed in Russian.


Dated:  May 22, 2000


                                   /s/ Catherine V. Mannick
                                   ------------------------------------
                                   Name:  Catherine Mannick
                                   Title: Vice President and Assistant
                                   General Counsel, The Pioneer Group,
                                   Inc.